EXHIBIT 16.1

                      Confirmation of Comiskey and Company


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EXHIBIT 16.1


                    Confirmation of Comiskey and Company


                              Comiskey and Company
                          Certified Public Accountants


February 11, 2005

Wesley F. Whiting, President
Fayber Group, Inc.


Dear Mr. Whiting:

This is to confirm that the client-auditor relationship between Fayber Group, Inc. (Commission File Number 000-30999) and Comiskey and Company has ceased.

Sincerely,


/s/ Comiskey and Company
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Comiskey and Company